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                             AMENDMENT NUMBER ONE TO
                         PRESIDENTIAL REALTY CORPORATION
                              DEFINED BENEFIT PLAN



         BY THIS AGREEMENT, Presidential Realty Corporation Defined Benefit Plan (herein referred to as the "Plan") is hereby amended as follows, effective as of January 1, 1995, except as otherwise provided:

1. The definition of "Actuarial Equivalent" is amended, effective with the later of the adoption date or the effective date of this amendment, by the addition of the following paragraphs:

                  Notwithstanding the foregoing, the mortality table and the interest rate for the purposes of determining an Actuarial Equivalent amount (other than nondecreasing life annuities payable for a period not less than the life of a Participant or, in the case of a Pre-Retirement Survivor Annuity, the life of the surviving spouse) shall be the "Applicable Mortality Table" and the "Applicable Interest Rate" described below. However, if prior to the first day of the Plan Year beginning after the later of the adoption date or the effective date of this amendment, the Plan used an interest rate other than the Pension Benefit Guaranty Corporation interest rate (or an interest rate or rates based on the Pension Benefit Guaranty Corporation interest rate) in determining the present value of a Participant's Accrued Benefit, the mortality table and the interest rate for the purposes of determining an Actuarial Equivalent amount (other than nondecreasing life annuities payable for a period not less than the life a Participant or, in the case of a Pre-Retirement Survivor Annuity, the life of the surviving spouse) shall be the mortality table and the interest rate specified above or the "Applicable Mortality Table" and the "Applicable Interest Rate" described below, whichever produces the greater benefit:

         (a) The "Applicable Mortality Table" means the table prescribed by the Secretary of the Treasury. Such table shall be based on the prevailing commissioner's standard table (described in Code Section 807(d)(5)(A)) used to determine reserves for group annuity contracts issued on the date as of which present value is being determined (without regard to any other subparagraph of Code Section 807(d)(5)).

         (b) The "Applicable Interest Rate" means the annual rate of interest on 30-year Treasury securities determined as of the first calendar month preceding the first day of the Plan Year



                                      89
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during which the "annuity starting date" occurs. However, except as provided in
Regulations, if a Plan amendment (including this amendment) changes the time for determining the interest rate assumption (including an indirect change as a result of a change in the Plan Year), any distribution for which the "annuity starting date" occurs in the one-year period commencing at the time the Plan amendment is effective (if the amendment is effective on or after the adoption date) must use the interest rate as provided under the terms of the Plan after the effective date of the amendment, determined at either the date for determining the interest rate before the amendment or the date for determining the interest rate after the amendment, whichever results in the larger distribution. If the Plan amendment is adopted retroactively (that is, the amendment is effective prior to the adoption date), the Plan must use the interest rate determination date resulting in the larger distribution for the period beginning with the effective date and ending one year after the adoption date.

                  In the case of a distribution (other than nondecreasing life annuities payable for a period not less than the life of a Participant or, in the case of a Pre-Retirement Survivor Annuity, the life of the surviving spouse) that was made in a Plan Year beginning after December 31, 1994, and before the later of the adoption date or the effective date of this amendment, the calculation shall be made by using the interest rate determined under the regulations of the Pension Benefit Guaranty Corporation for determining the present value of a lump sum distribution on plan termination that were in effect on September 1, 1993, and using the provisions of the Plan as in effect on the day before December 8, 1994; but only if such provisions of the Plan met the requirements of Code Section 417(e)(3) as in effect on the day before December 8, 1994.

2.       Section 5.6(a) is amended as follows:

(a) Payment to a Former Participant of the Vested portion of his Accrued Benefit, unless he otherwise elects, shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (1) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (2) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (3) the date the Participant terminates his service with the Employer.

         However, the Administrator shall direct at the Participant's request, the earlier payment of the entire Vested portion of the Present Value of Accrued Benefit, but only if it
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does not exceed $3,500 and has never exceeded $3,500 at the time of any prior distribution.

3. Section 6.3(a) is amended, effective with the first "limitation year" beginning after December 31, 1994, by the deletion of the last sentence and the addition of the following sentences:

                  In order to determine actuarial equivalence for this purpose, the lesser of the equivalent amount computed using the Plan interest rate and mortality table and the amount computed using five percent (5%) interest and the "Applicable Mortality Table" shall be used. However, if the "annual benefit" is paid in a form other than a nondecreasing life annuity payable for a period not less than the life of a Participant or, in the case of a Pre-Retirement Survivor Annuity, the life of the surviving spouse, the actuarial equivalence shall be determined by substituting the "Applicable Interest Rate" for five percent (5%) in the preceding sentence.

4. Section 6.3 is amended, effective with the first "limitation year" beginning after December 31, 1994, by the addition of the following subsection:

                  For purposes of adjusting the "annual benefit" to a straight life annuity, the equivalent "annual benefit" shall be the greater of the equivalent "annual benefit" computed using the Plan interest rate and mortality table and the equivalent "annual benefit" computed using five percent (5%) interest rate assumption and the "Applicable Mortality Table." However, if the "annual benefit" is paid in a form other than a nondecreasing life annuity payable for a period not less than the life of a Participant or, in the case of a Pre-Retirement Survivor Annuity, the life of the surviving spouse, the "Applicable Interest Rate" shall be substituted for five percent (5%) in the preceding sentence.

5. Section 6.6(c)(4) is amended, effective with the first "limitation year" beginning after December 31, 1994, to read as follows:

         If, as a result of a reasonable error in estimating a Participant's Compensation or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, voluntary employee contributions for the "limitation year" would cause the "annual additions" credited to a "participant's account" to exceed that lesser of (A) $30,000 adjusted annually as provided in Code Section 415(d) pursuant to the Regulations, or (B) twenty-five percent (25%) of the Participant's "415 Compensation" for Regulation 1.415-6(b)(6)(iv), return such
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voluntary employee contributions and distribute any gains attributable to such voluntary employee contributions to the Participant to the extent necessary so that "annual additions" for the "limitation year" do not exceed the lesser of
(A) or (B).

6. Section 6.7 is amended, effective with the first "limitation year" beginning after December 31, 1994, by the addition of the following paragraph:

                  A Participant's Accrued Benefit shall not be reduced
Below his Accrued Benefit as of the last day of the last Plan Year beginning before January 1, 1995 (freeze date), merely because his Accrued Benefit is determined solely in accordance with changes made to Code Section 415(b)(2)(E) by the Retirement Protection Act of 1994, which is part of the Uruguay Round Agreements Act of 1994. Accordingly, a Participant's Accrued Benefit shall be equal to the greater of (1) the Participant's benefit under the terms of the Plan, for the "annuity starting date" and optional form and taking into account the limitations of Code Section 415 as amended, and (2) the Participant's protected Accrued Benefit as of the freeze date. However, the protected Accrued Benefit may be reduced if the Plan interest rate is changed to comply with Code
Section 417(e).

         IN WITNESS WHEREOF, this Amendment has been executed this 11th day of December, 1995.

Signed, sealed, and delivered
in the presence of:

                                 Presidential Realty
                                 Corporation

                                 By Jeffrey F. Joseph
                                    -------------------------------
                                    EMPLOYER

                                 ATTEST Roslyn Lacativa
                                        ---------------------------

                                        Robert Feder
                                 ----------------------------------
                                 TRUSTEE

                                        Thomas Viertel
                                 ----------------------------------
                                 TRUSTEE
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                                SECOND AMENDMENT
                                     TO THE
              PRESIDENTIAL REALTY CORPORATION DEFINED BENEFIT PLAN

         WHEREAS, Presidential Realty Corporation (the "Employer"), has previously adopted the Presidential Realty Corporation Defined Benefit Plan (the "Plan"); and

         WHEREAS, the Employer desires to amend the Plan; and

         NOW, THEREFORE, effective January 1, 2000, the Plan is hereby amended to read as follows:

1. Section 1.1 of the Plan shall be amended by adding the following paragraph at the end thereof:

         "The Accrued Benefit of a Participant who is a Participant in the Plan as of December 31, 1999 shall not be less than the Accrued Benefit as determined under the terms of the Plan as in effect on December 31, 1999."

2. Section 5.1, paragraph (a) of the Plan shall be amended by inserting the following paragraph after the first paragraph thereof:

         "Notwithstanding the foregoing, effective January 1, 2000, and solely for Participants who are Eligible Employees on and after January 1, 2000, a Participant's Accrued Benefit is based on a retirement benefit formula equal to the sum of (1) 7.15% of such Participant's Average Monthly Compensation multiplied by the Participant's total number of Plan Years of Service (up to a maximum of 10 years), plus (2) .62% of such Average Monthly Compensation in excess of one-twelfth of Covered Compensation multiplied by the Participant's total number of Plan Years of Service (up to a maximum of 10 years), computed to the nearest dollar."
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                  IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed by a duly authorized officer on this 8th day of December, 1999.

                                     PRESIDENTIAL REALTY CORPORATION

                                     By:     Jeffrey F. Joseph
                                             -----------------------------
                                     Title:  President
                                             -----------------------------
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                         PRESIDENTIAL REALTY CORPORATION

                            CERTIFICATE OF SECRETARY



       The undersigned Secretary of Presidential Realty Corporation (the "Employer") hereby certifies that the following resolutions were duly authorized by the Board of Directors of the Employer on this 8th day of December, 1999:

                  RESOLVED, that the Employer hereby authorizes the adoption of the Second Amendment to the Presidential Realty Corporation Defined Benefit Plan, effective January 1, 2000; and be it further

                  RESOLVED, that the appropriate officers of the Employer are hereby authorized and directed to execute any and all documents necessary in order to effectuate the foregoing resolution.



                                     Roslyn Lacativa
                                     ---------------------------------------
                                     Secretary

                                     December 8, 1999
                                     ---------------------------------------
                                     Date